Exhibit 10.4

AMENDMENT NO. 2 TO sponsor agreement

This Amendment No. 2 to Sponsor Agreement (this “Amendment”), dated as of November 9, 2018, is made and entered into by and among Matlin & Partners Acquisition Corporation, a Delaware corporation (“MPAC”), USWS Holdings LLC, a Delaware limited liability company (“USWS”), and Matlin & Partners Acquisition Sponsor LLC, a Delaware limited liability company (“Sponsor”). Each capitalized term used and not otherwise defined in this Amendment has the meaning given to such term in that certain Sponsor Agreement, dated as of July 13, 2018, as amended on November 2, 2018 (the “Sponsor Agreement”), by and among MPAC, USWS, Sponsor and, solely for the purposes of Sections 7 through 12 thereof, Cantor Fitzgerald & Co. (“Cantor”).

recitals

WHEREAS, MPAC, USWS and Sponsor desire to amend the Sponsor Agreement as set forth in this Amendment; and

WHEREAS, pursuant to Section 12(c) of the Sponsor Agreement, the Sponsor Agreement may be amended by an instrument in writing signed on behalf of each of the Parties, which, for purposes of this Amendment, excludes Cantor because this Amendment does not amend any of the provisions of the Sponsor Agreement for the purposes of which Cantor is a party to the Sponsor Agreement.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.          Amendments to Sponsor Agreement. Section 3(b) of the Sponsor Agreement is hereby amended as follows:

(a)         Clause (ii) thereof is amended and restated to read in its entirety as follows:

“(ii)         notwithstanding the expiration of the Founder Shares Lock-up Period pursuant to clause (A) or (B)(x) of paragraph 7(a) of the Letter Agreement or the expiration of the restrictions on Transfer set forth in clause (i) of this Section 3(b), Sponsor will not Transfer 1,000,000 Conversion Shares (the “$12.00 Conversion Shares”) until the earlier of (1) the first date on which the VWAP has been equal to or greater than $12.00 (as adjusted pursuant to this Section 3(b) if applicable, the “$12.00 Threshold”) for at least 20 of the 30 consecutive Trading Days immediately preceding such date, and (2) the date specified in clause (B)(y) of paragraph 7(a) of the Letter Agreement; provided, that the $12.00 Conversion Shares will be subject to forfeiture by the Sponsor to MPAC for no consideration as follows, in each case subject to the last sentence of this Section 3(b): (x) if the $12.00 Conversion Shares have not been released from the restrictions pursuant to clause (1) or (2) prior to the fifth anniversary of the Closing Date, then the Sponsor will forfeit 100% of the $12.00 Conversion Shares; and (y) in the case of clause (2), with respect to the applicable transaction contemplated by clause (B)(y) of paragraph 7(a) of the Letter Agreement (the “Applicable Transaction”), (aa), if the consideration in the Applicable Transaction consists solely of cash and the amount for which each share of Parent Class A Common Stock is exchangeable is less than $12.00, then the Sponsor will forfeit 100% of the $12.00 Conversion Shares; (bb) if the consideration in the Applicable Transaction consists of cash and securities and/or other property and the value of the cash, securities and other property (if any) for which each share of Parent Class A Common Stock is exchangeable is less than $12.00, as determined in good faith by MPAC, then, subject to clause (x), MPAC shall receive and hold in escrow for the benefit of the Sponsor any and all consideration in respect of the $12.00 Conversion Shares in such Applicable Transaction (and any future Applicable Transactions) until such time as the value of the cash, securities and other property (if any) for which each share of Parent Class A Common Stock was exchanged, as determined in good faith by MPAC, equals or exceeds $12.00, upon which time MPAC shall promptly release such consideration in its entirety to the Sponsor; and”

(b)          Clause (iii) thereof is amended and restated to read in its entirety as follows:

“(iii)        notwithstanding the expiration of the Founder Shares Lock-up Period pursuant to clause (A) or (B)(x) of paragraph 7(a) of the Letter Agreement or the expiration of the restrictions on Transfer set forth in clause (i) or clause (ii) of this Section 3(b), Sponsor will not Transfer 609,677 Conversion Shares (the “$13.50 Conversion Shares”) until the earlier of (1) the first date on which the VWAP has been equal to or greater than $13.50 (as adjusted pursuant to this Section 3(b) if applicable, the “$13.50 Threshold”) for at least 20 of the 30 consecutive Trading Days immediately preceding such date, and (2) the date specified of an Applicable Transaction; provided, that the $13.50 Conversion Shares will be subject to forfeiture by the Sponsor to MPAC for no consideration as follows, in each case subject to the last sentence of this Section 3(b): (x) if the $13.50 Conversion Shares have not been released from the restrictions pursuant to clause (1) or (2) prior to the fifth anniversary of the Closing Date, then the Sponsor will forfeit 100% of the $13.50 Conversion Shares; and (y) in the case of clause (2), with respect to an Applicable Transaction, (aa), if the consideration in the Applicable Transaction consists solely of cash and the amount for which each share of Parent Class A Common Stock is exchangeable is less than $13.50, then the Sponsor will forfeit 100% of the $13.50 Conversion Shares; (bb) if the consideration in the Applicable Transaction consists of cash and securities and/or other property and the value of the cash, securities and other property (if any) for which each share of Parent Class A Common Stock is exchangeable is less than $13.50, as determined in good faith by MPAC, then subject to clause (x), MPAC shall receive and hold in escrow for the benefit of the Sponsor any and all consideration in respect of the $13.50 Conversion Shares in such Applicable Transaction (and any future Applicable Transactions) until such time as the value of the cash, securities and other property (if any) for which each share of Parent Class A Common Stock was exchanged, as determined in good faith by MPAC, equals or exceeds $13.50, upon which time MPAC shall promptly release such consideration in its entirety to the Sponsor.”

(c) The following is added thereto as a new clause (iv) immediately following clause (iii):

“(iv) any forfeiture by the Sponsor to MPAC of Conversion Shares pursuant to this Section 3(b) shall be made for no consideration, and the Sponsor hereby grants to MPAC and any representative designated by MPAC without further action by the Sponsor a limited irrevocable power of attorney to effect such forfeiture(s) on behalf of the Sponsor, which power of attorney shall be deemed to be coupled with an interest.”

2.          Ratification of Sponsor Agreement; References. Except as expressly amended by this Amendment, all of the terms, conditions and other provisions of the Sponsor Agreement are hereby ratified and confirmed and shall continue to be in full force and effect in accordance with their respective terms. No reference to this Amendment need be made in any instrument or document making reference to the Sponsor Agreement, and any reference to the Sponsor Agreement in any such instrument or document shall be deemed to refer to the Sponsor Agreement as amended by this Amendment.

3.          Miscellaneous. All relevant provisions of Section 12 of the Sponsor Agreement shall apply to this Amendment to the same extent as if set forth herein, mutatis mutandis.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed and delivered this Amendment as of the date first above written.

Matlin & Partners Acquisition Corporation

By:	/s/ David J. Matlin
Name:	David J. Matlin
Title:	Chief Executive Officer

USWS Holdings LLC

By:	/s/ Joel N. Broussard
Name:	Joel N. Broussard
Title:	President & CEO

Matlin & Partners Acquisition Sponsor LLC

By:	/s/ David J. Matlin
Name:	David J. Matlin
Title:	Director

Signature Page to Amendment No. 2 to Sponsor Agreement